Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BSQUARE CORPORATION

(Exact name of registrant as specified in its charter)

Washington	91-1650880
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

110 110th Avenue NE, Suite 300

Bellevue, Washington 98004

(Address of Principal Executive Offices) (Zip Code)

BSQUARE CORPORATION 2011 INDUCEMENT AWARD PLAN

(Full title of the plan)

Ralph C. Derrickson

President and Chief Executive Officer

110 110th Avenue NE, Suite 300

Bellevue, Washington 98004

(Name and address of agent for service)

(425) 519-5900

(Telephone number, including area code, of agent for service)

Copies to:

Mark F. Worthington, Esq.

Summit Law Group, PLLC

315 Fifth Avenue South, Suite 1000

Seattle, Washington 98104

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, no par value per share	550,000(2)	$1.94(3)	$1,067,000	$129.32
TOTALS	550,000		$1,067,000	$129.32

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional shares of the registrant’s common stock that become issuable under the registrant’s BSQUARE Corporation 2011 Inducement Award Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the registrant’s outstanding shares of common stock.

(2)	Represents additional shares of common stock available for issuance under the BSQUARE Corporation 2011 Inducement Award Plan.
(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act based upon the average of the high and low sales price of the common stock on April 1, 2019, as reported on the Nasdaq Global Market.

EXPLANATORY NOTE UNDER GENERAL INSTRUCTION E

REGISTRATION OF

ADDITIONAL SECURITIES AND INCORPORATION BY REFERENCE

This registration statement registers 550,000 additional shares of the registrant’s common stock authorized for issuance under the registrant’s BSQUARE Corporation 2011 Inducement Award Plan. The additional shares are of the same class as other securities relating to the BSQUARE Corporation 2011 Inducement Award Plan for which the registrant’s previous registration statements on Form S-8 (File Nos. 333-183667, 333-205706 and 333-215095), including any amendments thereto or filings incorporated therein, are incorporated by reference into this registration statement pursuant to General Instruction E, except that the provisions contained in Part II of such earlier registration statements are modified as set forth in this registration statement.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The registrant hereby incorporates by reference in this registration statement the following documents and information previously filed with the Securities and Exchange Commission (the “Commission”):

(a)	The registrant’s Annual Report on Form 10-K filed with the Commission on March 4, 2019;
(b)	All other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since December 31, 2018; and
(c)

The description of the registrant’s common stock contained in the Registration Statement on Form 8-A filed with the Commission on October 15, 1999 (File No. 000-27687), including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this registration statement.

Item 8. Exhibits.

See the attached Exhibit Index, which is incorporated herein by reference.

EXHIBIT INDEX

Exhibit Number	Exhibit

4.1	BSQUARE Corporation 2011 Inducement Award Plan (incorporated by reference to Exhibit 10.1 filed with the registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011)

5.1	Opinion of Summit Law Group, PLLC

23.1	Consent of Moss Adams LLP, Independent Registered Public Accounting Firm

23.2	Consent of Summit Law Group, PLLC (included in opinion filed as Exhibit 5.1)

24.1	Power of attorney (included on the signature page to this registration statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on the 29th day of March, 2019.

BSQUARE CORPORATION
(Registrant)

By:	/S/ PETER J. BIERE Peter J. Biere
Chief Financial Officer, Secretary and Treasurer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Ralph C. Derrickson and Peter J. Biere, and each of them, his or her true and lawful attorney-in-fact and agent, with the power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact and his or her agents or his or her substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on the 29th day of March, 2019.

Signature	Title

/S/ PETER J. BIERE Peter J. Biere	Chief Financial Officer, Secretary and Treasurer (Principal Financial Officer and Principal Accounting Officer)

/S/ RALPH C. DERRICKSON Ralph C. Derrickson	President and Chief Executive Officer, Director (Principal Executive Officer)

/S/ ANDREW S.G. HARRIES Andrew S.G. Harries	Chairman of the Board of Directors

/S/ ROBERT J. CHAMBERLAIN Robert J. Chamberlain	Director

/S/ DAVIN W. CUSHMAN
Davin W. Cushman	Director

/S/ MARY JESSE Mary Jesse	Director

/S/ ROBERT J. PETERS Robert J. Peters	Director

/S/ RYAN L. VARDEMAN
Ryan L. Vardeman	Director